                                   EXHIBIT 13

                         Form of Subscription Agreement

                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                             SUBSCRIPTION AGREEMENT

       1. SHARE SUBSCRIPTION. Canada Life Insurance Company of America ("CLICA"), on its own behalf and on behalf of Canada Life of America Variable Annuity Account 1, a separate account of CLICA, hereby agrees to purchase from Canada Life of America Series Fund, Inc. (the "Fund"), a series-type mutual fund with four series (the "Series"), the following shares (par value one cent) of each of the below-named Series at a per-share purchase price indicated below, on the terms and conditions set forth herein and in the Prospectus described below:

                        AMOUNT               PRICE             SHARES
SERIES                 PURCHASED             SHARE            PURCHASED
------                 ---------             -----            ---------

Money Market Series   $2 million             $10.00            200,000
Bond Series           $2 million             $10.00            200,000
Equity Series         $2 million             $10.00            200,000
Managed Series        $4 million             $10.00            400,000


CLICA hereby tenders $2 million per Series for the Money Market Series, the Bond Series, and the Equity Series, and $4 million for the Managed Series as shown above for an aggregate purchase price of $10 million.

       CLICA understands that the Fund filed a Registration Statement (No. 33-28888) on Form N-1A, which contains the Prospectus describing the Fund and the Shares, and that the Registration Statement was declared effective on ____________, 1989. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Prospectus.

       2. REPRESENTATIONS AND WARRANTIES. CLICA hereby represents and warrants as follows:

              (a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendations or endorsement, of the Shares;

              (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

              (c) It recognizes that the Fund has only recently been organized and has no financial or operating history and, further, that investment in the Fund involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

              (d) It is purchasing the Shares on behalf of Variable Annuity Account 1 for its own account, for investment, in order to provide seed money for the fund and not with any intention of distribution or resale of the Shares, either in whole or in part;

              (e) It will not sell the Shares purchased by it without registration of the Shares under the Securities Act of 1933 or exemption therefrom;

              (f) It has been furnished with, and has carefully read, this Agreement and the Prospectus and such material documents relating to the Fund as it has requested and as have been provided to it by the Fund; and

              (g) It has also had the opportunity to ask questions of, and receive answers from, the Fund concerning the Fund and the terms of the offering.

       IN WITNESS WHEREOF, the undersigned have executed this instrument on ______________, 1989.

                                        CANADA LIFE INSURANCE COMPANY OF AMERICA

                                        By:
                                            ------------------------------------

                                            ------------------------------------

                                        CANADA LIFE OF AMERICA SERIES FUND, INC.

                                        By:
                                            ------------------------------------

                                            ------------------------------------